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EXHIBIT 2.2

                         AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER made the 20 day of January, 1995, between PD-Rx Pharmaceuticals, Inc., an Oklahoma corporation, hereinafter called the Oklahoma Company, and a majority of the directors thereof, and PD-Rx Pharmaceuticals, Inc., a Colorado corporation, hereinafter called the Colorado Company, and a majority of the directors thereof.

         WHEREAS, the Oklahoma Company was formed as a wholly owned subsidiary of the Colorado Company to be the vehicle through which the Colorado Company would reincorporate itself under the laws and jurisdiction of the State of Oklahoma.

         WHEREAS, the Oklahoma Company has an authorized capital stock consisting of (i) 3,000,000 shares of Common Stock, par value $.01 ("Common Stock"), of which Five Hundred (500) shares have been duly issued and are now outstanding; and (ii) 9,000,000 shares of Preferred Stock, par value $.10 per share ("Preferred Shares"), of which no shares have been duly issued or are outstanding; 500,000 shares each of Class A 13.25% Cumulative Convertible Preferred Stock, par value $.10 per share ("Class A Preferred Stock"), of which no shares have been duly issues or are outstanding; and 500,000 shares of Class C 13.25% Cumulative Convertible Preferred Stock, par value $.10 per share ("Class C Preferred Stock") of which no shares have been duly issued or are outstanding.

         WHEREAS, the principal office of the Oklahoma Company in the State of Oklahoma is located at 6000 NW 2nd, Suite 800, City of Oklahoma City, County of Oklahoma, and Dr. Robert D. Holsey, D.O. is the agent in charge thereof upon whom process against the Oklahoma Company may be served within the State of Oklahoma;

         WHEREAS, the Colorado Company, as of December 31, 1993, has authorized capital consisting of (a) 3,000,000 shares of Common Stock, par value $.01 per share ("Common Share"), (i) of which 1,544,804 shares were duly issued and outstanding, (ii) _____ shares were reserved for issuance upon exercise of outstanding options, and (iii) 351,200 shares were reserved for conversion of the Series A Preferred Stock and Series C Preferred Stock; (b) 9,000,000 shares of Preferred Stock, par value $.10 per share ("Preferred Stock"), of which no shares were issued or outstanding; (c) 500,000 shares of Class A 13.25% Cumulative Convertible Preferred Stock, par value $.10 per share ("Series A Preferred Stock"), of which 270,000 shares were duly issued and outstanding, and
(d) 500,000 shares of Class C 13.25% Cumulative Convertible Preferred Stock, par value $.10 per share ("Series C Preferred Stock"), of which 81,200 shares were duly issued and outstanding;



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         WHEREAS, the principal office of the Colorado Company in the State of
Colorado is located at 5600 S. Quebec, Suite 148-B, City of Englewood, Colorado 80111 and Mr. Louis J. Davis, Esquire, is the agent in charge thereof upon whom process against the Colorado Company may be served within the State of Colorado;

         WHEREAS, the holders of the outstanding capital stock of the Colorado Company entitled to vote thereon approved the reincorporation of the Colorado Company under the laws and jurisdiction of the State of Colorado at the Corporation's annual shareholders meeting on December 29, 1993; and

         WHEREAS, the Boards of Directors of the Oklahoma Company and of the Colorado Company, respectively, deem it advisable and generally to the advantage and welfare of the two corporate parties and their respective shareholders that the Colorado Company merge with and into the Oklahoma Company under and pursuant to the provisions of Section 1083 of the Oklahoma General Corporation Act.

         NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained and of the mutual benefits hereby provided, it is agreed by and between the parties hereto as follows:

         1. MERGER. The Colorado Company shall be and it hereby is merged into the Oklahoma Company.

         2. EFFECTIVE DATE. This Agreement and Plan of Merger shall become effective immediately upon compliance with the laws of the States of Colorado and Oklahoma, the time of such effectiveness being hereinafter called the Effective Date. The Effective Date shall be the happening of whichever of the following events happens last:

                                   (a) the filing in the office of the
                          Secretary of State of the State of Colorado, the Articles of Merger of PD-Rx Pharmaceuticals, Inc, the Colorado corporation, into PD-Rx Pharmaceuticals, Inc., the Oklahoma corporation, pursuant to Sections 7-111-104 and 105 of the Colorado Business Corporation Act; or

                                   (b) the filing of the Certificate of
                          Ownership and Merger in the office of the Secretary of State of the State of Oklahoma.

         3. SURVIVING CORPORATION. The Oklahoma Company shall survive the merger herein contemplated and shall continue to be governed by the laws of the State of Oklahoma, but the separate corporate existence of the Colorado Company shall cease forthwith upon the Effective Date.



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         4. AUTHORIZED CAPITAL. The authorized capital stock of the Oklahoma
Company following the Effective Date shall be (i) 3,000,000 shares of Common Stock, par value $.01 per share, (ii) 9,000,000 shares of Preferred stock, par value $.10 per share, (ii) 500,000 shares of Class A Cumulative Convertible Preferred Stock, par value $.10 per share, and (iii) 500,000 shares of Class C Cumulative Convertible Preferred Stock, par value $.10 per share, unless and until the same shall be changed in accordance with the laws of the State of Oklahoma.

         5. CERTIFICATE OF INCORPORATION. (a) The Certificate of Incorporation of the Oklahoma Company which is set forth as Appendix A hereto shall be the Certificate of Incorporation of the Oklahoma Company following the Effective Date unless and until the same shall be amended or repealed in accordance with the provisions thereof, which power to amend or repeal is hereby expressly reserved, and all rights or powers of whatsoever nature conferred in such Certificate of Incorporation or herein upon any shareholder or director or officer of the Oklahoma Company or upon any other person whomsoever are subject to this reserve power. Such Certificate of Incorporation shall constitute the Certificate of Incorporation of the Oklahoma Company separate and apart from this Agreement and Plan of Merger and may be separately certified as the Certificate of Incorporation of the Oklahoma Company.

         (b) The Certificates of Designations setting forth the rights, priorities, preferences and powers of the Class A Preferred Stock and Class C Preferred Stock which are set forth as Appendix B and C, respectively, shall be the same rights, priorities, preferences and powers of the Series A Preferred Stock and Series C Preferred Stock as authorized and issued by the Colorado Company following the Effective Date unless and until the same shall be amended or repealed in accordance with the provisions thereof, which power to amend or repeal is hereby expressly reserved, and all rights or powers of whatsoever nature conferred in such Certificate of Designations or herein upon any shareholder or director or officer of the Oklahoma Company or upon any other person whomsoever are subject to this reserve power.

         6. BYLAWS. The Bylaws of the Colorado Company which is set forth as Appendix D hereto shall be the Bylaws of the Oklahoma company following the Effective Date unless and until the same shall be amended or repealed in accordance with the provisions thereof.

         7. FURTHER ASSURANCE OF TITLE. If at any time the Oklahoma Company shall consider or be advised that any acknowledgments or assurances in law or other similar actions are necessary or desirable in order to acknowledge or confirm in and to the Oklahoma Company any right, title, or interest of the Colorado Company held immediately prior to the Effective Date, the Colorado Company and its proper officers and directors shall and will execute and deliver all such acknowledgements or assurances in law and do all things necessary to carry out the purposes of this Agreement and Plan of Merger, and the Oklahoma Company and the proper officers and



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directors thereof are fully authorized to take any and all such action in the name of the Colorado Company or otherwise.

         8. RETIREMENT OF ORGANIZATION STOCK. Forthwith upon the Effective Date, each of the 500 shares of the Common Stock of the Oklahoma Company presently issued and outstanding shall be retired, and no shares of Common Stock or other securities of the Oklahoma Company shall be issued in respect thereof.

         9. CONVERSION OF OUTSTANDING STOCK.

         (a) Common Stock. Upon the Effective Date, each of the issued and outstanding shares of Common Share of the Colorado Company and all rights in respect thereof shall be converted into one fully paid and nonassessable share of Common Stock of the Oklahoma Company, and each certificate nominally representing shares of Common Share of the Colorado Company shall for all purposes be deemed to evidence the ownership of a like number of shares of Common Stock of the Oklahoma Company. The holders of such certificates shall not be required immediately to surrender the same in exchange for certificates of Common Stock of the Oklahoma Company; provided, however, that as certificates nominally representing shares of Common Share of the Colorado Company are surrendered for transfer, the Oklahoma Company will cause to be issued certificates representing shares of Common Stock of the Oklahoma Company and, at any time upon surrender by any holder of certificates nominally representing shares of Common Share of the Colorado Company, the Oklahoma Company will cause to be issued therefor certificates for a like number of shares of Common Stock of the Oklahoma Company.

         (b) Class A 13.25% Cumulative Convertible Preferred Stock. Upon the Effective Date, each of the issued and outstanding shares of Series A Preferred Stock of the Colorado Company and all rights in respect thereof shall be converted into one fully paid and nonassessable share of Class A Preferred Stock of the Oklahoma Company, and each certificate nominally representing shares of Series A Preferred Stock of the Colorado Company shall for all purposes be deemed to evidence the ownership of a like number of shares of Class A Preferred Stock of the Oklahoma Company. The holders of such certificates shall not be required immediately to surrender the same in exchange for certificates of Class A Preferred Stock of the Oklahoma Company; provided, however, that as certificates nominally representing shares of Series A Preferred Stock of the Colorado Company are surrendered for transfer, the Oklahoma Company will cause to be issued certificates representing shares of Class A Preferred Stock of the Oklahoma Company and, at any time upon surrender by any holder of certificates nominally representing shares of Series A Preferred Stock of the Colorado Company, the Oklahoma Company will cause to be issued therefor certificates for a like number of shares of Class A Preferred Stock of the Oklahoma Company.

         (c) Class C 13.25% Cumulative Convertible Preferred Stock. Upon the Effective Date, each of the issued and outstanding shares of Series C Preferred Stock of the Colorado Company and all rights in respect



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thereof shall be converted into one fully paid and nonassessable share of
Class C Preferred Stock of the Oklahoma Company, and each certificate nominally representing shares of Series C Preferred Stock of the Colorado Company shall for all purposes be deemed to evidence the ownership of a like number of shares of Class C Preferred Stock of the Oklahoma Company. The holders of such certificates shall not be required immediately to surrender the same in exchange for certificates of Class C Preferred Stock of the Oklahoma Company; provided, however, that as certificates nominally representing shares of Series C Preferred Stock of the Colorado Company are surrendered for transfer, the Oklahoma Company will cause to be issued certificates representing shares of Class C Preferred Stock of the Oklahoma Company and, at any time upon surrender by any holder of certificates nominally representing shares of Series C Preferred Stock of the Colorado Company, the Oklahoma Company will cause to be issued therefor certificates for a like number of shares of Class C Preferred Stock of the Oklahoma Company.

         10. OUTSTANDING STOCK OPTIONS. Forthwith upon the Effective Date, each outstanding option to purchase shares of Common Shares of the Colorado Company shall be converted into and become an option to purchase the same number of shares of Common Stock of the Oklahoma Company, upon the same terms and subject to the same conditions as set forth in such option. The same number of shares of Common Stock of the Oklahoma Company shall be reserved for issuance upon the exercise of restricted stock options as were so reserved for issuance by the Colorado Company immediately prior to the Effective Date.

         11. BOARD OF DIRECTORS AND OFFICERS. The members of the Board of Directors and the officers of the surviving corporation immediately after the Effective Date of the merger shall be those persons who were the members of the Board of Directors and the officers, respectively, of the Colorado Company immediately prior to the Effective Date of the merger, and such persons shall serve in such offices, respectively, for the terms provided by law or in the Bylaws, or until their respective successors are elected and qualified.

         12. VACANCIES. If, upon the Effective Date, a vacancy shall exist in the Board of Directors or in any of the offices of the Oklahoma Company as the same are specified above, such vacancy shall thereafter be filled in the manner provided by law and the Bylaws of the Oklahoma Company.

         13. TERMINATION. Anything herein to the contrary notwithstanding, this Agreement and Plan of Merger may be terminated and abandoned by action of the Board of Directors of the Colorado Company at any time prior to the Effective Date, whether before or after approval by holders of the outstanding capital stock of the Colorado Company.

         14. PLAN OF REORGANIZATION. The Agreement and Plan of Merger constitutes a Type F Plan of Reorganization as defined under the Internal Revenue Code, 1986 as amended, to be carried forth in the manner,



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on the terms and subject to the conditions herein set forth, and as set forth in the Proxy Statement dated December 9, 1993 delivered to the Colorado Company holders of capital stock outstanding as of the record date.

         15. BOOK ENTRIES. The merger contemplated hereby shall be treated as a pooling of interests and as of the Effective Date entries shall be made upon the Books of the Oklahoma Company in accordance with the following:

         (a) The assets and liabilities of the Colorado Company shall be recorded at the amounts at which they are carried on the books of the Colorado Company immediately prior to the Effective Date with appropriate adjustment to reflect the retirement of the 500 share of Common Stock of the Oklahoma Company presently issued and outstanding.

         (b) There shall be credited to Capital Account the aggregate amount of the par value per share of all of the Common Stock of the Oklahoma Company resulting from the conversion of the outstanding Common Shares of the Colorado Company. There shall also be credited to the Capital Account the aggregate amount of the par value per share of all of the Class A Preferred Stock of the Oklahoma Company resulting from the conversion of the outstanding Series A Preferred Stock of the Colorado Company along with a credit of the aggregate amount of the par value per share of all of the Class C Preferred Stock of the Oklahoma Company resulting from the conversion of the outstanding Series C Preferred Stock of the Colorado Company.

         (c) There shall be credited to Additional Paid-in Capital an amount equal to that carried on the Additional Paid-in Capital of the Colorado Company immediately prior to the Effective Date.

         (d) There shall be credited or debited to Accumulated Deficit an amount equal to that carried on the Accumulated-Deficit of the Colorado Company immediately prior to the Effective Date.

         16. EXPENSES AND RIGHTS OF DISSENTING SHAREHOLDERS. The Oklahoma Company shall pay all expenses of carrying this Agreement and Plan of Merger into effect and of accomplishing the merger, including amounts, if any, to which dissenting shareholders of the Colorado Company may be entitled by reason of this merger. The Oklahoma Company will, in the manner prescribed in
Section 7-111-104 of the Colorado Business Corporation Act (the "Act"), within ten days after the filing and recording of the Articles of Merger pursuant to Section 7-111-105 of the Act, notify every shareholder of the Colorado Company whose shares were not voted in favor of the reincorporation and who before the taking of the vote filed with the Colorado Company a written objection to the reincorporation, that the Articles of Merger have been so filed and recorded. If any such shareholder shall, within 30 days after the date of mailing of such notice, demand in writing from the Oklahoma Company payment for his stock, the Oklahoma Company shall, pay to him the value of his stock on the date of the



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recording of the Articles of Merger, exclusive of any element of value arising from the expectation or accomplishment of the merger. Such appraisal proceedings and the rights thereunder of such shareholders and the surviving corporation shall in all respects be subject to and governed by the provisions of the Colorado Business Corporation Act.

         IN WITNESS WHEREOF, each of the corporate parties hereto, pursuant to authority duly granted by the Board of Directors, has caused this Agreement and Plan of Merger to be executed by a majority of its directors and its corporate seal to be hereunto affixed.

                                                   PD-Rx PHARMACEUTICALS, INC.
                                                          (Colorado)
ATTEST:
(CORPORATE SEAL)                            By:
                                                --------------------------------
--------------------------                  Name:
Name:                                             ------------------------------
      --------------------                  Title:  Director
Title:  Secretary

By:                                         By:
    --------------------------------            --------------------------------
Name:                                       Name:
      ------------------------------              ------------------------------
Title:  Director                            Title:  Director


                                                   PD-Rx PHARMACEUTICALS, INC.
                                                          (Oklahoma)
ATTEST:
(CORPORATE SEAL)                            By:
                                                --------------------------------
--------------------------                  Name:
Name:                                             ------------------------------
      --------------------                  Title:  Director
Title:  Secretary

By:                                         By:
    --------------------------------            --------------------------------
Name:                                       Name:
      ------------------------------              ------------------------------
Title:  Director                            Title:  Director